                                                                   EXHIBIT 10.76

                        AGREEMENT AND COMPLETE RELEASE

     WHEREAS Susan M. Georgen-Saad (hereinafter "Georgen-Saad") and drkoop.com, Incorporated (hereinafter "drkoop.com") wish to end the employment relationship between them and to fully and finally resolve all differences between them, the following constitutes their AGREEMENT:

     In exchange for the mutual covenants herein expressed, the parties agree as follows:

1. Georgen-Saad shall resign from her employment effective on July 5, 2000 (the "Termination Effective Date") and drkoop.com shall pay to Georgen-Saad on the next regularly scheduled pay day all unpaid base salary, bonuses, and accrued but unused vacation which have been earned by Georgen-Saad prior to the Termination Effective Date. The Employment Agreement of January 27, 1999, between Georgen-Saad and drkoop.com shall terminate as of July 5, 2000. (A copy of the Employment Agreement is attached hereto as Exhibit A.) Georgen-Saad's resignation shall be deemed a termination of her employment without cause for purposes of all stock option exercise periods. Notwithstanding the termination of the Employment Agreement, Georgen-Saad shall remain bound by her promises regarding nondisclosure and return of confidential information, assignment of intellectual property, non-competition, and non-solicitation as set forth in Article V of the Employment Agreement; provided, however, as to the provisions regarding non-competition in Section 5.4 of the Employment Agreement, that the entities regarded as "Competing Businesses" are hereby limited to the following: Medica Logic/Medscape, Inc., Discover Health, Healthcentral.com, Healtheon/WebMD/onhealth, and Mediconsult.

2. In consideration for this Agreement, and following the expiration of the revocation period described below without Georgen-Saad having exercised her revocation right, drkoop.com will: (a) pursuant to the drkoop.com, Inc. Severance Plan For Select Employees and as a vested, accrued and irrevocable benefit thereunder provided that Georgen-Saad does not breach this Agreement, pay Georgen-Saad the gross sum of $150,000.00, less all applicable withholdings, in twelve monthly installments beginning on the first regularly scheduled pay day following the expiration of the revocation period described below; (b) allow Georgen-Saad to keep her laptop computer and cell phone; (c) pay Georgen-Saad's COBRA premiums for twelve months, unless her entitlement to COBRA continuation coverage terminates earlier; (d) have amended all Georgen-Saad's outstanding stock option agreements such that the shares subject to the options are fully vested and the options are immediately exercisable following the expiration of the revocation period described below (such amendments are attached as Exhibits B, C, D, E, and F hereto); and (e) have granted a new stock option to purchase 50,000 shares at an option price of $1.63 per share (such stock option agreement is attached as Exhibit G hereto).

3. In consideration for this Agreement, Georgen-Saad will: (a) provide her services as an independent contractor-consultant in the capacity of Acting Chief Financial Officer to assist drkoop.com in the transition to a new Chief Financial Officer as provided in Exhibit H; and (b) abide by her promises herein.

4. Georgen-Saad understands, agrees, and expressly represents that the consideration recited in the foregoing Paragraph 2 is separate from and additional to any payments or benefits to which she was already entitled by virtue of her services to drkoop.com and to which she has no legal right. Georgen-Saad understands, agrees, and expressly represents that, apart from the consulting arrangement described above in Paragraph 3 and Exhibit H, she will be entitled to no further compensation or payments of any type from drkoop.com except as provided for herein and pursuant to her stock option agreements as amended herein.

5. Apart from the consulting arrangement described above in Paragraph 3, Georgen-Saad WAIVES AND DISCLAIMS any claim or right she may have to be engaged or employed by drkoop.com or any of its affiliate companies at any time in the future and promises not to seek or demand future engagement or employment with drkoop.com or any of its affiliate companies, it being agreed, however, that this provision shall not preclude drkoop.com from requesting on its initiative and in its sole discretion that Georgen-Saad be employed by it, or subsequently employing Georgen-Saad, in the future. Nothing herein shall require Georgen-Saad to accept any such request to reestablish employment.

6. Georgen-Saad represents and affirms that within two (2) business days of the termination of her consulting arrangement with drkoop.com she will return any and all drkoop.com property she may have had, including but not limited to confidential information as defined in the Employment Agreement but excluding the cell phone and laptop computer conveyed to Georgen-Saad as provided in Paragraph 2.

7. Georgen-Saad agrees to keep both the existence and the terms of this Agreement confidential, and not to disclose any information regarding this Agreement to anyone other than her attorney and spouse (if any) who shall be informed of and bound by this confidentiality provision. To the extent necessary Georgen-Saad may disclose this Agreement to her tax advisors and pursuant to any subpoena or as otherwise required by law.

8. Georgen-Saad does, for herself and her heirs, agents, executors, administrators, and assigns hereby RELEASE and FOREVER DISCHARGE drkoop.com and its directors, officers, employees, agents, attorneys, successors, predecessors, assigns, and affiliated companies (collectively "Releasees") from any and all claims, actions, and causes of action of whatever kind or nature, which she may now have or ever may have had against the Releasees or any of them, whether known or unknown to her, such as may have arisen in whole or in part at any time prior to or on the date of execution of this Agreement. This includes, but is not limited to, any claims arising out of any contract, express or implied, any covenant of good faith and fair dealing, express or implied, any tort (whether intentional or negligent, including claims arising out of the NEGLIGENCE OR GROSS NEGLIGENCE of any person released in this Agreement), and any federal, state, or other governmental statute, regulation, or ordinance relating to employment discrimination, termination of employment, or payment of wages or provision of benefits, including without limitation Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act as amended, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Texas Commission on Human Rights Act, the Texas Payday Law, and the Texas Workers' Compensation Act. Georgen-Saad and drkoop.com agree that by this Agreement, Georgen-Saad is not releasing any claims she may have under the Age Discrimination in Employment Act that may arise after this Agreement becomes effective (i.e., after the revocation period described in Paragraph 9 elapses without Georgen-Saad having exercised her revocation right). Nothing herein shall be construed as a release of any of Georgen-Saad's claims or rights under this Agreement and Complete Release or any agreement executed contemporaneously herewith.

9. Georgen-Saad has a maximum of twenty-one (21) days from June 28, 2000, in which to review and consider this Agreement before signing it, and may use as much or as little of that period as she wishes. After Georgen-Saad signs this Agreement, Georgen-Saad has seven (7) days in which to revoke the Agreement. Any such revocation will not be effective unless Georgen-Saad delivers a written notice of such revocation to drkoop.com c/o Donald Hackett, President and CEO, 7000 North Mopac, Suite 400, Austin, Texas 78731, no later than the close of business on the seventh day after Georgen-Saad signs this Agreement.

10. drkoop.com does for itself and its directors, officers, employees, agents, attorneys, successors, predecessors, assigns, and affiliated companies, does hereby RELEASE and FOREVER DISCHARGE Georgen-Saad from any and all claims, actions, and causes of action of whatever kind or nature, which they, or any of them, may now have or ever may have had against Georgen-Saad whether known or unknown to them, such as may have arisen in whole or part at any time prior to or on the date of execution of this Agreement. This Release includes, but is not limited to, any claims arising out of any contract, express or implied, any covenant of good faith and fair dealing, express or implied, any tort (whether intentional or negligent, including claims arising out of the NEGLIGENCE OR GROSS NEGLIGENCE of any person released in this Agreement), and any federal, state, or other governmental statute, regulation, or ordinance of any kind whatsoever. Nothing herein shall be construed as a release of any of drkoop.com's claims or rights under this Agreement and Complete Release or any agreement executed contemporaneously herewith.

11. The parties hereto expressly PROMISE NOT TO SUE OR INSTITUTE OTHER LEGAL PROCEEDINGS on the basis of any claims, actions, or causes of action that are being released by this Agreement. Each party understands and agrees that if she or it breaches this promise and files a lawsuit or institutes other legal proceedings with any court or governmental agency related to the claims hereby released, she or it will pay for all costs incurred by the released party or parties, or any of them, including attorneys' fees.

12. Each party hereto understands and agrees that by entering into this Agreement, neither Georgen-Saad nor drkoop.com is admitting any liability or wrongdoing. Rather, each party understands and agrees that this Agreement is merely to settle any differences between them arising out of Georgen-Saad's relationship with drkoop.com and the termination of that relationship.

13. Georgen-Saad agrees that she will not knowingly, directly or indirectly, in any individual or representative capacity whatsoever, make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the reputation or goodwill of drkoop.com or any other person or entity released herein, except as may be required by law, court order, government agency request or subpoena, or to defend herself in connection with a legal proceeding. Georgen-Saad further agrees she will not voluntarily participate in, or aid or encourage any other party in connection with, any lawsuit or proceeding of any kind brought or asserted by any person or entity against drkoop.com or any other person or entity released herein.

14. drkoop.com agrees that it will not knowingly, directly or indirectly, make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the reputation or goodwill of Georgen-Saad, except as may be required by law, court order, government agency request or subpoena, or to defend itself in connection with a legal proceeding. drkoop.com's obligations under this paragraph shall be limited to statements made by any officer or director who was an officer or director of drkoop.com at the time the statement was made or to anyone acting on behalf of the company. In response to inquiries from prospective employers, drkoop.com will provide nothing less than a neutral letter of reference.

15. drkoop.com and Georgen-Saad agree that press releases regarding Georgen-Saad's resignation will be mutually acceptable.

16. Georgen-Saad hereby agrees that she is solely responsible for all federal, state, and local tax obligations, if any, including, but not limited to, all reporting and payment obligations that may arise as a consequence of this Agreement. Georgen-Saad acknowledges that drkoop.com and the other persons or entities released herein make no representations regarding the tax treatment or consequences of such benefit(s). Georgen-Saad agrees to indemnify and hold drkoop.com and the other persons or entities released herein, or any of them, harmless from and against any and all loss, cost, damage, or expense, including, without limitation, attorneys' fees, penalties or interest, incurred by drkoop.com and the other persons or entities released herein, or any of them, arising out of the tax treatment of the benefit(s) received by Georgen-Saad as a result of her employment with drkoop.com, her stock options, her services as a consultant, or this Agreement.

17. Georgen-Saad and drkoop.com agree that any dispute or claim relating to, arising from, or connected in any manner with this Agreement--except for claims concerning Georgen-Saad's promises regarding nondisclosure and return of confidential information, assignment of intellectual property, non-competition, and non-solicitation as set forth in Article V of the Employment Agreement--exclusively shall be resolved through final and binding arbitration. Claims concerning Georgen-Saad's promises regarding nondisclosure and return of confidential information, assignment of intellectual property, non-competition, and non-solicitation as set forth in Article V of the Employment Agreement may be submitted to arbitration upon mutual consent of the parties. The arbitration shall proceed in accord with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA") in effect at the time the claim or dispute arose, unless other rules are agreed upon by the parties. The arbitration shall be conducted in Austin, Texas. The arbitrator shall have jurisdiction to determine any claim, including the arbitrability of any claim, submitted to her or him. The arbitrator may grant any relief authorized by law for any properly established claim. Prior to the hearing, the AAA exclusively shall have the authority to determine and allocate filing and administrative fees and arbitrator's hearing and study fees between the parties. The arbitrator may reallocate the pre-hearing fees, costs, and expenses incurred by the parties in any final arbitration award in accordance with Paragraph 11. The interpretation and enforceability of this Paragraph of this Agreement exclusively shall be governed and construed in accord with the United States Federal Arbitration Act, 9 U.S.C. (S)1, et. seq.

18. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other agreements between the parties with respect to the subject matter hereof. No waiver, amendment, or modification of this Agreement shall be valid unless in writing and signed by each of the parties.

19. The provisions of this Agreement are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or the enforceability of any other provision.

20. This Agreement shall be interpreted and enforced under the laws of the state of Texas.

                            [SIGNATURE PAGE FOLLOWS]

     GEORGEN-SAAD UNDERSTANDS THAT SHE HAS THE RIGHT TO DISCUSS ALL ASPECTS OF THIS AGREEMENT AND COMPLETE RELEASE ("AGREEMENT") WITH AN ATTORNEY OF HER CHOICE. BY HER SIGNATURE BELOW, GEORGEN-SAAD AGREES THAT SHE HAS EXERCISED THIS RIGHT TO THE EXTENT SHE DESIRED, THAT SHE HAD A SUFFICIENT PERIOD OF TIME TO REVIEW THIS AGREEMENT, THAT SHE FULLY UNDERSTANDS THIS AGREEMENT, AND THAT THIS AGREEMENT IS MADE KNOWINGLY AND VOLUNTARILY.


     IN WITNESS THEREOF, the parties have affixed their signatures in the spaces provided on this 5th day of July, 2000.



drkoop.com, Inc.                     Susan M. Georgen-Saad, An Individual



BY: /s/ Donald Hackett               /s/ Susan M. Georgen-Saad
    ------------------               -------------------------
    Donald W. Hackett
    President and Chief Executive Officer



STATE OF TEXAS      )
                    )  ss.
COUNTY OF TRAVIS    )


     BEFORE ME, the undersigned notary public, on this day personally appeared SUSAN M. GEORGEN-SAAD, known to me to be the person who executed the foregoing instrument, and acknowledged to me that she executed the same for the purposes and consideration therein expressed.


     GIVEN under my hand and seal of office, this 6th day of July, 2000.



                                     /s/ Bobbie Garrison
                                     -------------------
                                     Notary Public in and for the State of Texas

                               EXHIBIT B THRU H

                         AMENDMENT TO OCTOBER 26, 1998
          EMPOWER HEALTH CORPORATION INCENTIVE STOCK OPTION AGREEMENT
                            FOR SUSAN GEORGEN-SAAD

     THIS AMENDMENT ("Amendment") is entered into by and between Susan M. Georgen-Saad ("Employee") and the Compensation Committee (the "Committee"), effective as of July 5, 2000, the date prior to the date Employee's employment with drkoop.com, Inc. (the "Company") is terminated (the "Effective Date").

     WHEREAS, Employee and the Company are parties to the Empower Health Corporation Incentive Stock Option Agreement with a date of grant of October 26, 1998 (the "Agreement"), granted pursuant to the Empower Health Corporation Amended and Restated 1997 Stock Option Plan (the "Plan"); and

     WHEREAS, the Committee has been appointed pursuant to Section 2 of the Plan; and

     WHEREAS, pursuant to Section 4(B) of the Plan, the Committee may change the vesting schedule of any outstanding option; and

     WHEREAS, the Committee and Employee now desire to amend the Agreement;

     NOW, THEREFORE, for and in consideration of the premises and the mutual benefits to the parties arising out of this Amendment, the receipt and sufficiency of which are hereby acknowledged by the parties, the Committee and Employee agree that the Agreement shall be amended as follows:

1. As of the Effective Date, Section 3 of the Agreement shall be amended by adding the following provision:

     Notwithstanding the foregoing, in the event that Optionee resigns from employment with the Company, all shares subject to this Option shall vest immediately and such Option shall be fully exercisable as of the expiration of the revocation right contained in the agreement between Optionee and the Company that governs such resignation.

2.   As amended hereby, the Agreement is ratified and reaffirmed.

     EXECUTED this ____ day of _____________________, 2000.


                                    SECRETARY FOR BOARD OF DIRECTORS MEETING


                                    /s/ Donald Hackett
                                    ------------------



                                    SUSAN M. GEORGEN-SAAD


                                    /s/ Susan M. Georgen-Saad
                                    -------------------------

                                   EXHIBIT C

                        AMENDMENT TO FEBRUARY 24, 1999
                 DRKOOP.COM, INC. 1999 EMPLOYEE BONUS AGREEMENT
                            FOR SUSAN GEORGEN-SAAD

     THIS AMENDMENT ("Amendment") is entered into by and between Susan M. Georgen-Saad ("Employee") and the Compensation Committee (the "Committee"), effective as of July 5, 2000, the date prior to the date Employee's employment with drkoop.com, Inc. (the "Company") is terminated (the "Effective Date").

     WHEREAS, Employee and the Company are parties to the drkoop.com, Inc. 1999 Employee Bonus Agreement with a date of grant of February 24, 1999 (the "Agreement"); and

     WHEREAS, the Company and Employee now desire to amend the vesting schedule of the option subject to the Agreement;

     NOW, THEREFORE, for and in consideration of the premises and the mutual benefits to the parties arising out of this Amendment, the receipt and sufficiency of which are hereby acknowledged by the parties, the Company and Employee agree that the Agreement shall be amended as follows:

1. As of the Effective Date, Section A.1 of the Agreement shall be amended by adding the following provision:

     Notwithstanding the foregoing, in the event that Optionee resigns from employment with the Company, all shares subject to this Option shall vest immediately and such Option shall be fully exercisable as of the expiration of the revocation right contained in the agreement between Optionee and the Company that governs such resignation.

2. As of the Effective Date, the phrase "Section 11 below" in Section B.8 of the Agreement shall be replaced by the phrase "Section 10 below."

3.   As amended hereby, the Agreement is ratified and reaffirmed.

4. Notwithstanding any provision in this Amendment to the contrary, in the event that Optionee exercises the revocation right contained in the agreement between Optionee and the Company that governs Optionee's resignation, this Amendment shall be null, void, and of no effect.

     EXECUTED this ____ day of ___________________, 2000.

                                    SECRETARY FOR BOARD OF DIRECTORS MEETING


                                    /s/ Donald Hackett
                                    ------------------



                                    SUSAN M. GEORGEN-SAAD


                                    /s/ Susan M. Georgen-Saad
                                    -------------------------

                                   EXHIBIT D

                           AMENDMENT TO JUNE 4, 1999
               DRKOOP.COM, INC. INCENTIVE STOCK OPTION AGREEMENT
                            FOR SUSAN GEORGEN-SAAD

     THIS AMENDMENT ("Amendment") is entered into by and between Susan M. Georgen-Saad ("Employee") and the Compensation Committee (the "Committee"), effective as of July 5, 2000, the date prior to the date Employee's employment with drkoop.com, Inc. (the "Company") is terminated (the "Effective Date").

     WHEREAS, Employee and the Company are parties to the drkoop.com, Inc. Incentive Stock Option Agreement with a date of grant of June 4, 1999 (the "Agreement"), granted pursuant to the 1999 Equity Participation Plan of drkoop.com, Inc. (the "Plan"); and

     WHEREAS, the Committee has been appointed pursuant to Section 10.1 of the Plan; and

     WHEREAS, pursuant to Section 5.3(a) of the Plan, the Committee may accelerate the period during which an option vests; and

     WHEREAS, the Committee and Employee now desire to amend the Agreement;

     NOW, THEREFORE, for and in consideration of the premises and the mutual benefits to the parties arising out of this Amendment, the receipt and sufficiency of which are hereby acknowledged by the parties, the Committee and Employee agree that the Agreement shall be amended as follows:

1. As of the Effective Date, Section 3 of the Agreement shall be amended by adding the following provision:

     Notwithstanding the foregoing, in the event that Optionee resigns from employment with the Company, all shares subject to this Option shall vest immediately and such Option shall be fully exercisable as of the expiration of the revocation right contained in the agreement between Optionee and the Company that governs such resignation.

2.   As amended hereby, the Agreement is ratified and reaffirmed.

3. Notwithstanding any provision in this Amendment to the contrary, in the event that Optionee exercises the revocation right contained in the agreement between Optionee and the Company that governs Optionee's resignation, this Amendment shall be null, void, and of no effect.

     EXECUTED this ____ day of __________________, 2000.

                                    SECRETARY FOR BOARD OF DIRECTORS MEETING


                                    /s/ Donald Hackett
                                    ------------------



                                    SUSAN M. GEORGEN-SAAD


                                    /s/ Susan M. Georgen-Saad
                                    -------------------------

                                   EXHIBIT E

                          AMENDMENT TO APRIL 28, 2000
                    DRKOOP.COM, INC. RETENTION BONUS GRANT
                            FOR SUSAN GEORGEN-SAAD

     THIS AMENDMENT ("Amendment") is entered into by and between Susan M. Georgen-Saad ("Employee") and the Compensation Committee (the "Committee"), effective as of July 5, 2000, the date prior to the date Employee's employment with drkoop.com, Inc. (the "Company") is terminated (the "Effective Date").

     WHEREAS, Employee and the Company are parties to the Retention Bonus Grant with a date of grant of April 28, 2000 (the "Agreement"); and

     WHEREAS, the Company and Employee now desire to amend the vesting schedule of the option subject to the Agreement;

     NOW, THEREFORE, for and in consideration of the premises and the mutual benefits to the parties arising out of this Amendment, the receipt and sufficiency of which are hereby acknowledged by the parties, the Company and Employee agree that the Agreement shall be amended as follows:

1. As of the Effective Date, the Agreement shall be amended by adding the following provision:

     Notwithstanding anything to the contrary herein, in the event that Optionee resigns from employment with the Company, all shares subject to this Option shall vest immediately and such Option shall be fully exercisable as of the expiration of the revocation right contained in the agreement between Optionee and the Company that governs such resignation.

2.   As amended hereby, the Agreement is ratified and reaffirmed.

3. Notwithstanding any provision in this Amendment to the contrary, in the event that Optionee exercises the revocation right contained in the agreement between Optionee and the Company that governs Optionee's resignation, this Amendment shall be null, void, and of no effect.

     EXECUTED this ____ day of ___________________, 2000.

                                    SECRETARY FOR BOARD OF DIRECTORS MEETING


                                    /s/ Donald Hackett
                                    ------------------



                                    SUSAN M. GEORGEN-SAAD


                                    /s/ Susan M. Georgen-Saad
                                    -------------------------

                                   EXHIBIT F

                           AMENDMENT TO JUNE 5, 2000
                    DRKOOP.COM, INC. RETENTION BONUS GRANT
                            FOR SUSAN GEORGEN-SAAD

     THIS AMENDMENT ("Amendment") is entered into by and between Susan M. Georgen-Saad ("Employee") and the Compensation Committee (the "Committee"), effective as of July 5, 2000, the date prior to the date Employee's employment with drkoop.com, Inc. (the "Company") is terminated (the "Effective Date").

     WHEREAS, Employee and the Company are parties to the Retention Bonus Grant with a date of grant of June 5, 2000 (the "Agreement"); and

     WHEREAS, the Company and Employee now desire to amend the vesting schedule of the option subject to the Agreement;

     NOW, THEREFORE, for and in consideration of the premises and the mutual benefits to the parties arising out of this Amendment, the receipt and sufficiency of which are hereby acknowledged by the parties, the Company and Employee agree that the Agreement shall be amended as follows:

1. As of the Effective Date, the Agreement shall be amended by adding the following provision:

     Notwithstanding anything to the contrary herein, in the event that Optionee resigns from employment with the Company, all shares subject to this Option shall vest immediately and such Option shall be fully exercisable as of the expiration of the revocation right contained in the agreement between Optionee and the Company that governs such resignation.

2.   As amended hereby, the Agreement is ratified and reaffirmed.

3. Notwithstanding any provision in this Amendment to the contrary, in the event that Optionee exercises the revocation right contained in the agreement between Optionee and the Company that governs Optionee's resignation, this Amendment shall be null, void, and of no effect.

     EXECUTED this ____ day of ____________, 2000.

                                    SECRETARY FOR BOARD OF DIRECTORS MEETING


                                    /s/ Donald Hackett
                                    ------------------



                                    SUSAN M. GEORGEN-SAAD


                                    /s/ Susan M. Georgen-Saad
                                    -------------------------

                                   EXHIBIT G

                               drkoop.com, Inc.

                      NONQUALIFIED STOCK OPTION AGREEMENT



NAME OF OPTIONEE:                           Susan Georgen-Saad

NUMBER OF OPTION SHARES:                    50,000

OPTION PRICE PER SHARE:                     $  1.63

VESTING COMMENCEMENT DATE:                  June 22, 2000

DATE OF GRANT:                              June 22, 2000

EXPIRATION DATE:                            The close of business on the
                                            business day next preceding the
                                            date 24 months after the Date of
                                            Grant.


        THIS NONQUALIFIED STOCK OPTION AGREEMENT is granted on the above date (the "Date of Grant") by drkoop.com, Inc., a Delaware corporation (the "Company"), to the person named above (the "Optionee"), upon the following terms and conditions and pursuant and subject to the 1999 Equity Participation Plan of drkoop.com, Inc., as amended and restated (the "Plan").

        1. GRANT OF OPTION. The Company grants to the Optionee an option to purchase, on the terms and conditions hereinafter set forth, the number of shares specified above (the "Option Shares" or "Shares") of the Company's Common Stock, par value $0.001 per share, at the option price per share specified above.

        2. PERIOD OF OPTION. This Option will expire at the close of business on the Expiration Date, except that: (a) if the Optionee dies on or before the Expiration Date, this Option shall expire as provided in
            Section 9 below; and (b) if the Optionee ceases on or before the Expiration Date to be an Employee, Consultant, or Director because her employment or service is terminated by the Company for cause, this Option shall expire upon such cessation, unless the Optionee's employment or service is terminated because of reasons involving moral turpitude, in which event this Option shall expire at the time Optionee receives notice that her employment or service is or will be terminated. The term "Employee," as used in this Option, means any executive and other salaried or non-salaried employee of the Company and/or one or more of its subsidiary corporations. The term "Consultant" shall mean any person who is engaged by the Company and/or one or more of its subsidiary corporations to render consulting or advisory services and is compensated for such services. The term "Director" shall mean any director of the Company whether compensated for such services or not.

        3. EXERCISE. Subject to the other provisions of this Option, the Shares subject to this Option shall vest according to the following schedule:

        As of the expiration of the revocation right contained in the agreement between Optionee and the Company that governs Optionee's resignation, 100% of the Shares subject to this Option shall vest and such Option shall be fully exercisable. If Optionee revokes such agreement, no Shares subject to this Option shall vest.

        4. CERTAIN LIMITATIONS ON EXERCISE. No fractional shares may be purchased hereunder.

        5. EXPIRATION OF OPTION. Upon the expiration of this Option, none of the Option Shares may be purchased hereunder.

        6. METHOD OF EXERCISE OF OPTION. During the term of this Option, Optionee may exercise her option, from time to time, to the extent then exercisable, by written notice directed to the Company at its principal place of business. Such written notice shall specify the number of Option Shares she is purchasing pursuant to this Agreement and the method of payment for such shares, and shall be accompanied by the original of this Agreement so that an appropriate endorsement can be made hereto to reflect the Option Shares so purchased and to reduce accordingly the number of Option Shares thereafter to be subject to the terms hereof. The Option Price for the number of Option Shares being purchased shall be payable as follows: (a) in cash, (b) by delivery of certificates representing shares of Common Stock having an equivalent fair market value or by arranging with the Company and Optionee's broker to deliver the appropriate Option Price from the concurrent market sale of the acquired shares, or (c) a combination of any of the foregoing. Upon receipt of such written notice, the original hereof, and full payment of the Option Price for the number of Option Shares being purchased, the Company shall make delivery of a certificate representing the number of such shares purchased as promptly as possible thereafter, provided that, if any law or regulation requires the Company to take any action with respect to such shares specified in such notice before the issuance thereof, then the sale, issuance, and delivery of such shares shall be deferred for the period necessary to take such action.

        Optionee's withholding tax due upon exercise of this Option may be satisfied either by a cash payment or the retention from the exercise of a number of shares of

Common Stock with a fair market value equal to the required withholding tax, as the Optionee and Company may agree. If Optionee is subject to the reporting and other provisions of Section 16 under the Exchange Act, the election of a partial cash settlement of the Option in order to satisfy the tax withholding requirements upon exercise of this option may be made only during a ten-day "window" period each fiscal quarter beginning on the third business day following the date of release of the Company's financial data for the quarter and ending on the twelfth business day following such date, and shall be subject to the approval of the Company.

        7. NON-TRANSFERABILITY OF OPTION. This Option shall be exercisable, during the lifetime of the Optionee, only by her. This Option shall not be transferable by the Optionee otherwise than by Will or the laws of descent and distribution unless approval in writing is obtained from the committee for administration of Company Options ("Committee Approval"). Committee Approval shall only be available for a transfer to a charitable organization, a family trust, or a member of the Optionee's immediate family. Upon any other attempt to transfer, assign, pledge, or otherwise dispose of this Option, except as expressly permitted in this Section 7, this Option shall immediately terminate and become null and void.

        8. TERMINATION OF EMPLOYMENT OR SERVICE RELATIONSHIP. This Option confers no right upon the Optionee with respect to the continuation of her employment or service relationship with the Company or any of its subsidiaries, and shall not interfere with the right of the Company or its subsidiaries to terminate her employment or service relationship at any time.

        9. DEATH OF OPTIONEE. If the Optionee dies, this Option may be exercised (to the extent exercisable at Optionee's date of death) at any time during the year next succeeding such death, but in no event after the Expiration Date, by the person or persons to whom her rights hereunder shall have passed by Will or by laws of descent and distribution.

        10. ADJUSTMENT UPON OCCURRENCE OF CERTAIN EVENTS. The number of shares subject to this Option and the exercise price per share are subject to appropriate adjustment in the manner provided by the Plan for stock splits, stock dividends, recapitalization, or similar events that would change the capital structure of the Company. No adjustment, however, shall result in or entitle the Optionee to the issuance of fractional shares.

        11. NOTICE. Any notice hereunder by the Optionee shall be given to the Company in writing, and such notice and any payment by the Optionee hereunder shall be deemed duly given or made only upon receipt thereof at the Company's office at Austin, Texas, or at such other address as the Company may designate by notice to the Optionee. Any notice or other communication to the Optionee hereunder shall be in writing, and any communication and any delivery to the Optionee hereunder shall be deemed duly given or made if mailed, delivered, or made to the Optionee at such address as the Optionee may have on file with the Company or in care of the Company at its principal office in Austin, Texas.

        12. CONSTRUCTION. The construction of this Option is vested in the Board of Directors of the Company or the Compensation and Stock Option Committee of the Company, if the Board shall have delegated such responsibility to such Committee, whose construction shall be final and conclusive.

        13. MISCELLANEOUS. Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any shares subject to this Option except to the extent that this Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to Optionee.

        14. RESTRICTIONS ON TRANSFER. Optionee agrees by acceptance of this Option, that, upon issuance of any shares hereunder, unless such shares are then registered under applicable federal and state securities laws, (i) acquisition of such shares will be for investment and not with a view to the distribution thereof, and
             (ii) the Company may require an investment letter from Optionee in such form as may be recommended by Company counsel.

     OTHER RESTRICTIONS ON TRANSFER. Optionee shall be permitted to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares purchased under this Option, except when prohibited from making such disposition by reasonable restrictions of the Company's Board of Directors that are promulgated during the term of Optionee's employment.



     IN WITNESS WHEREOF, the Company has caused this Option to be executed by its proper corporate officers thereunto duly authorized.

                                    drkoop.com, Inc.



                                    By: /s/ Donald Hackett
                                        ---------------------------------
                                        Donald Hackett, President and CEO


ATTEST:


/s/ Louis Scalpati
-------------------------
Louis Scalpati, Secretary



ACCEPTED AND AGREED TO:


/s/ Susan M. Georgen-Saad
-------------------------
Susan Georgen-Saad

                                   EXHIBIT H
                             CONSULTING AGREEMENT

        drkoop.com agrees to retain Georgen-Saad, and Georgen-Saad agrees to serve, as an independent contractor-consultant in the capacity of Acting Chief Financial Officer to assist drkoop.com in the transition to a new Chief Financial Officer for a minimum period of 60 days following the Termination Effective Date (the "Consulting Period"). Georgen-Saad shall be compensated at the rate of $150 per hour during the Consulting Period. Upon mutual written agreement, Georgen-Saad's service as an independent-contractor consultant may continue beyond the Consulting Period defined above.

        Georgen-Saad's duties shall be to advise drkoop.com's President and Chief Executive Officer and to carry out the instructions given and tasks delegated by the President and Chief Executive Officer to her. Georgen-Saad understands and agrees that she shall in no sense be considered an employee of drkoop.com or any related entity while engaging in the activities provided for under this Consulting Agreement. In keeping with this independent contractor status, Georgen-Saad is free to control her methods of work, provided that Georgen-Saad continues to render her best efforts for drkoop.com under this Agreement.

        As a consequence of Georgen-Saad's independent contractor status, Georgen-Saad is not, under this Consulting Agreement, entitled to, or eligible to participate in, any benefits, privileges, incentives or bonus programs given or extended by drkoop.com to its employees. Among other things, Georgen-Saad shall have no claim against drkoop.com hereunder for vacation pay, sick leave, retirement benefits, social security, unemployment insurance benefits, or employee benefits of any kind.

        During the term of this Consulting Agreement, Georgen-Saad shall be bound by her promises regarding nondisclosure and return of confidential information, assignment of intellectual property, non-competition, and non-solicitation as set forth in Article V of the Employment Agreement as if she were still an employee of drkoop.com.

        drkoop.com may terminate this Consulting Agreement at any time and for any reason in its sole discretion; provided, however, that if it terminates the Consulting Agreement within the Consulting Period, it will pay Georgen-Saad an amount equal to eight hours of consulting services (i.e., $1200) per business day remaining in the Consulting Period. drkoop.com's termination of this Consulting Agreement for any reason at the end of or, in the event Georgen-Saad's service extends beyond the Consulting Period, following the Consulting Period shall not result in any further payment to Georgen-Saad. The termination of this Consulting Agreement shall not be considered a "termination for cause" for purposes of stock option exercise periods relating to options existing as of July 6, 2000.

        The Indemnification Agreement of February 24, 1999, by and between drkoop.com and Georgen-Saad shall continue in full force and effect during the term of this Consulting Agreement for Georgen-Saad's actions within the scope of her authority hereunder.